EXHIBIT 5.1

[LETTERHEAD OF ROPES & GRAY LLP]

July 30, 2008

CC Media Holdings, Inc.

One International Place

36th Floor

Boston, MA 02110

Re: Registration Statements on Form S-8 for Clear Channel 2008 Executive Incentive Plan, Clear Channel 2008 Employee Investment Program, Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan, Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan, Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan, Marquee Group, Inc. 1996 Stock Option Plan and SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan

Ladies and Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission on July 30, 2008, relating to the issuance of an aggregate of 11,590,991 shares of Class A Common Stock, $0.001 par value per share (the “Shares”), under the Clear Channel 2008 Executive Incentive Plan, Clear Channel 2008 Employee Investment Program, Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan, Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan, Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan, Marquee Group, Inc. 1996 Stock Option Plan and SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan, of CC Media Holdings, Inc. (the “Company”) to certain shareholders of the Company. In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Ropes & Gray LLP
Ropes & Gray LLP